Exhibit 99.3
UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Exhibit 99.1 of the Form 8-K of Leafly Holdings, Inc. ("New Leafly") filed with the Securities Exchange Commission ("SEC") on February 10, 2022 (the "8-K") is replaced with the disclosure below. All terms not defined herein are defined in the 8-K.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless otherwise specified, numbers in this section are presented in thousands, except for per share numbers, conversion ratios and percentages. Unless the context otherwise requires, capitalized terms used below but not defined shall have the meaning set forth in the Proxy Statement/Prospectus/Consent Solicitation Statement we filed with the SEC on December 21, 2021.
Introduction
The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 "Amendments to Financial Disclosures about Acquired and Disposed Businesses."
Merida Merger Corporation ("Merida") was a blank check company incorporated in Delaware on June 20, 2019. Merida was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more operating businesses or entities. As of December 31, 2021, Merida had $90,849 in its trust account.
Leafly was founded in 2010 and has grown into a leading marketplace and information resource platform. Leafly offers a deep library of content, including detailed information about cannabis strains, retailers and current events. Leafly is a trusted destination to discover legal cannabis products and order them from licensed retailers. Leafly offers subscription-based products and digital advertising. The company is headquartered in Seattle, Washington.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Merida and the historical balance sheet of Leafly on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on December 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021, combines the historical statements of operations of Merida and Leafly for such period on a pro forma basis as if the Business Combination and the transactions contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Leafly. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Merida was derived from the audited financial statements of Merida as of and for the year ended December 31, 2021, which are included in the Form 10-K we filed with the SEC on March 31, 2022. The historical financial information of Leafly was derived from the audited consolidated financial statements of Leafly as of and for the year ended December 31, 2021, which are included as Exhibit 99.1 to this Amendment No. 1 to the 8-K. This information should be read together with Merida's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in the Annual Report on Form 10-K we filed with the SEC on March 31, 2022 and Leafly's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included as exhibit 99.2 to this Amendment No. 1 to the 8-K, as well as with other financial information included elsewhere in the Form 10-K we filed with the SEC on March 31, 2022.
Accounting for the Transactions
The Business Combination is accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Merida is treated as the "acquired" company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Leafly issuing stock for the net assets of Merida, accompanied by a recapitalization. The net assets of Merida are stated at historical cost, with no goodwill or other intangible assets recorded.

Leafly has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•Without including the effect of outstanding warrants, options, the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Leafly's existing securityholders have the greatest voting interest in New Leafly with approximately 86% voting interest;
•Leafly has the ability to nominate the majority of the members of the board of directors of New Leafly following the Closing; and
•Leafly's senior management are the senior management of New Leafly.
The unaudited pro forma condensed combined financial information has been prepared assuming no inclusion of the effect of any future grants of warrants, post-Business Combination grants of options, the issuance of Earnout Shares, or any further financing of Merida or Leafly.
The following summarizes the pro forma shares of New Leafly Common Stock issued and outstanding immediately after the Business Combination:

	Shares	%
Merida public stockholders(1)	4,160	10.1
Merida initial stockholders (including Sponsor and EarlyBirdCapital)(2)	1,667	4.0
Merida convertible noteholders	38	0.1
Total Merida	5,865	14.2
Leafly existing securityholders(3)	35,434	85.8
Weighted average shares outstanding, basic and diluted pro forma	41,299	100.0

(1)	Includes an aggregate of 28 sponsor shares transferred by Sponsor to public stockholders pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements. Also includes 3,861 shares subject to the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(2)	No sponsor shares were forfeited pursuant to the Sponsor Agreement. This row reflects that (a) of the 3,250 sponsor shares currently held by Sponsor, 1,625 sponsor shares (equal to 50% of the 3,250 sponsor shares issued to sponsor prior to Merida's initial public offering) vested upon the closing of the Mergers and (b) all 120,000 Representative Shares vested upon the closing of the Mergers, (c) 28 vested sponsor shares were transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 38 vested sponsor shares were transferred to the Note Investors pursuant to the 2022 Note Purchase Agreement.

(3)	Amount represents approximately 25,166 shares converted from Leafly Common Stock, 6,141 shares converted from Leafly Preferred Stock, and 4,128 shares converted from Leafly convertible notes.
Description of the Business Combination
Upon the closing of the Business Combination, Merida assumed the name "Leafly Holdings, Inc." The aggregate consideration for the Business Combination was estimated to be $385,000 and is payable in the form of shares of Common Stock. Pursuant to the terms of the Merger Agreement, the following occurred at Closing:

•In the Initial Merger, Merger Sub I merged with and into Leafly, with Leafly being the surviving entity of the Initial Merger, and immediately following the Initial Merger and as a part of the same overall transaction as the Initial Merger, in the Final Merger Leafly merged with and into Merger Sub II, with Merger Sub II being the surviving entity of the Final Merger and a fully-owned subsidiary of Merida;
•the conversion of Leafly Convertible Promissory Notes to Leafly Common Stock immediately prior to the Closing in accordance with the Leafly Charter and then approximately 12,573 shares of New Leafly Common Stock at the Closing in accordance with the Merger Agreement; and
•the conversion of 18,702 shares of Leafly Preferred Stock to approximately 6,141 shares of New Leafly Common Stock at the Closing in accordance with the Merger Agreement.

In addition, and in connection with the forgoing:

•Pursuant to the 2022 Note Purchase Agreement, Merida issued $30,000 in aggregate principal amount of New Notes, immediately prior to the closing of the Business Combination. The New Notes bear interest at a rate of

8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on the Maturity Date of January 31, 2025. The New Notes are convertible into approximately 2,400 shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the "Conversion Rate") which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the 2022 Note Purchase Agreement, the Sponsor transferred, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors.
•Pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 1,286 Public Shares in connection with the special meeting. The Share Transfer, Non-Redemption and Forward Purchase Agreements additionally provide that, immediately after the closing of the transactions contemplated by the Merger Agreement, the Sponsor transferred to the Public Stockholders an aggregate of 1 sponsor shares beneficially owned by it (or its designees) for every 45 Public Shares (such Public Shares not in thousands) not redeemed by the Public Stockholders at the special meeting and held at the closing, which equated to 28 shares transferred.
•Pursuant to the Additional Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 2,575 Public Shares in connection with the special meeting.
•Further, pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, the Company deposited in escrow, $39,032 of cash released from the trust.
The following unaudited pro forma condensed combined balance sheet as of December 31, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are based on the historical financial statements of Merida and Leafly. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2021

Historical
(in thousands)	Merida	Leafly	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$176	$28,565	$18,333	a,b,d	$47,074
Accounts receivable, net	—	2,958	—		2,958
Deferred transaction costs	—	2,840	(2,840)	b	—
Prepaid expenses and other current assets	182	1,347	—		1,529
Restricted cash	—	130	39,032	a	39,162
Total current assets	358	35,840	54,525		90,723
Cash and marketable securities held in trust account	90,849	—	(90,849)	a,c,e	—
Property and equipment, net	—	313	—		313
Deposits and other assets	—	—	—		—
Total assets	$91,207	$36,153	$(36,324)		$91,036

Liabilities and Stockholders Deficit
Current liabilities:
Accounts payable	$1,602	$3,048	$(1,985)	b	$2,665
Accrued expenses	—	8,325	(1,313)	d	7,012
Related party payables	817	—	(817)	c	—
Deferred revenue	—	1,975	—		1,975
Convertible promissory notes	—	31,377	(2,754)	d	28,623
Total current liabilities	2,419	44,725	(6,869)		40,275
Derivative liability	2,175	—	—		2,175
Warrant liability	6,982	—	—		6,982
Total liabilities	11,576	44,725	(6,869)		49,432

Redeemable common stock	90,831	—	(90,831)	e	—

Stockholders equity
Series A preferred stock	—	2	(2)	f	—
Common stock	—	8	—	e,f,g	8
Additional paid-in-capital	—	61,188	50,421		111,609
Accumulated deficit	(11,200)	(69,770)	10,957		(70,013)
Total stockholders equity	(11,200)	(8,572)	61,376		41,604
Total liabilities and stockholders equity	$91,207	$36,153	$(36,324)		$91,036

Following is detail of the adjustments to additional paid-in capital and accumulated deficit:

(in thousands)	Transaction Accounting Adjustments
Additional paid-in-capital
Transaction costs	$(13,697)	b
Conversion of convertible notes	31,469	d
Warrants and shares transferred to New Notes holders	924	d
Reclass of Merida redeemable stock	41,365	e
Conversion of Leafly Preferred Stock and Leafly Common Stock	4	f,g
Reclass of Merida's historical accumulated deficit	(11,200)	h
Modification of CEO options	1,556	aa
Total additional paid-in capital	$50,421

Accumulated deficit
Reclass Merida's historical accumulated deficit	$11,200	h
Elimination of interest expense on convertible notes	1,313	dd
Modification of CEO options	(1,556)	aa
Total accumulated deficit	$10,957

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

Historical
(in thousands, except per share amounts)	Merida (as Restated)	Leafly	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$43,036	$—		$43,036
Cost of revenue	—	4,983	—		4,983
Gross profit	—	38,053	—		38,053

Operating expenses:
Sales and marketing	—	19,640	—		19,640
Product development	—	13,896	—		13,896
General and administrative	2,699	15,142	1,512	aa,bb	19,353
Total operating expenses	2,699	48,678	1,512		52,889
Loss from operations	(2,699)	(10,625)	(1,512)		(14,836)
Interest income (expense), net and unrealized gain	29	(1,349)	(2,299)	cc,dd	(3,619)
Change in fair values of derivative liabilities	(3,032)	—	64	ff	(2,968)
Other expense, net	—	(50)	—		(50)
Loss before income taxes	(5,702)	(12,024)	(3,747)		(21,473)
Provision for income taxes	—	—	—	ee	—
Net loss	$(5,702)	$(12,024)	$(3,747)		$(21,473)

Net loss per share redeemable common stock:
Weighted average shares outstanding, basic and diluted	12,695		(12,695)
Net loss per share, basic and diluted	$(0.35)		$0.35

Net loss per share common stock:
Weighted average shares outstanding, basic and diluted	3,370	75,791	(37,862)		41,299
Net loss per share, basic and diluted	$(0.35)	$(0.16)	$(0.01)		$(0.52)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Unless otherwise specified, numbers in this section are presented in thousands, except for per share numbers, conversion ratios and percentages.
1. Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Merida will be treated as the "acquired" company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Leafly issuing stock for the net assets of Merida, accompanied by a recapitalization. The net assets of Merida will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Leafly.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 assumes that the Business Combination occurred on December 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Leafly as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•Merida's audited balance sheet as of December 31, 2021 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement; and
•Leafly's audited balance sheet as of December 31, 2021 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•Merida's audited statement of operations for the year ended December 31, 2021 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement; and
•Leafly's audited statement of operations for the year ended December 31, 2021 and the related notes, included elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement.
The unaudited pro forma condensed combined financial information has been prepared assuming no inclusion of the effect of any future grants of warrants, post-Business Combination grants of options, the issuance of Earnout Shares, or any further financing of Merida or Leafly. Additionally, the unaudited pro forma condensed combined financial information reflects the redemption of 4,942 shares of Common Stock by Merida public stockholders who exercised their right to redeem their public shares for a pro rata share of the trust account in January 2022.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that New Leafly believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Leafly believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Leafly. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Merida and Leafly.

2. Accounting Policies
Following consummation of the Business Combination, management is performing a comprehensive review of Merida's and Leafly's accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Leafly. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Mergers and has been prepared for informational purposes only.
New Leafly is currently finalizing its accounting analysis of the New Notes, and more specifically, the analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes. As a result, the adjustments to the unaudited pro forma condensed combined financial information include adjustments with respect to the issuance of the New Notes, and transfer of sponsor shares and private warrants at the time of issuance of the New Notes, with $30,000 of proceeds allocated between these instruments using the residual method, as well as the accretion of the New Notes to their par value as of the first redemption date 13 months post-issuance through entries to interest expense. However, any effect of the analysis of the potential existence of embedded premium or derivatives requiring bifurcation from the New Notes has currently been excluded from the unaudited pro forma condensed combined financial information due to the fact that the analysis has not yet been finalized. The adjustments to the unaudited pro forma condensed combined financial information reflect the best estimates of New Leafly based on information currently available, and are subject to change, based on the outcome of the finalized analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes. Differences between these preliminary estimates and the final accounting could be material. The excluded adjustments relate to potential non-cash expenses, the magnitude of which is currently indeterminable because a valuation would need to be performed by valuation experts if New Leafly concludes that an embedded feature or features require bifurcation. New Leafly expects to finalize the analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes by the time it completes is overall analysis for accounting for the Mergers and the associated accounting is reviewed by its auditors through New Leafly's Q1 2022 quarterly review, no later than the date on which it files a form with the SEC fulfilling its first quarter Form 10-Q obligations, currently anticipated to be no later than May 16, 2022.
The preceding unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 "Amendments to Financial Disclosures about Acquired and Disposed Businesses." Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction ("Transaction Accounting Adjustments") and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur ("Management's Adjustments"). Merida has elected to present Management's Adjustments in addition to Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. Transaction Accounting Adjustments are included in the preceding Pro Forma Condensed Combined Financial Information tables, while Management's Adjustments are included only in note 5 within these Notes to Unaudited Pro Forma Combined Financial Information.
The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of New Leafly Common Stock outstanding, assuming the Business Combination occurred on January 1, 2021.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

(a)	Reflects the reclassification of cash held in the Merida's trust account that becomes available at the Closing. Amounts available to New Leafly were reduced as a result of redemptions of 4,942 shares of Common Stock by Merida stockholders as well as due to $39,032 of cash released from the trust that was deposited in escrow at Closing in accordance with the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and classified as restricted cash. We have not adjusted the figures relating to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements for any immaterial sales subsequent to the Closing, of shares covered by these agreements.

(b)	Reflects the settlement of $14,116 of estimated costs direct and incremental to the transaction. Of the total, $3,259 had been recorded as of December 31, 2021, with $1,274 having been paid, and $10,857 had not been recorded as of December 31, 2021. These amounts were reclassified (those already recorded) or booked (those not yet recorded) to additional paid in capital at Closing.

(c)	Reflects the settlement of amounts due from Merida to its Sponsor upon the Closing.

(d)	Reflects the conversion of $31,470 principal of Leafly convertible promissory notes, plus $1,313 of interest accrued at December 31, 2021, which converted to New Leafly Common Stock upon the Closing.

Also reflects the issuance of $30,000 principal of New Notes and $360 of estimated associated debt issuance costs (excluding the value of sponsor shares and Private Warrants transferred, as discussed below within this footnote). Pursuant to the 2022 Note Purchase Agreement, Merida issued $30,000 in aggregate principal amount of New Notes, immediately prior to the closing of the Business Combination. The New Notes bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on January 31, 2025 (the "Maturity Date"). The New Notes are convertible into approximately 2,400 shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date, which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the 2022 Note Purchase Agreement, the Sponsor transferred, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors. The value of these transfers is recorded as a reduction of convertible promissory notes.

(e)	Reflects the reclassification of Merida's Common Stock subject to possible redemption to permanent equity at $0.0001 par value. As of the Closing, a total of 8,869 shares of Merida's Common Stock had been redeemed (including 4,942 in January 2022) and 4,132 shares of Merida's redeemable Common Stock remain outstanding as non-redeemable New Leafly Common Stock and will be reclassified to permanent equity.

(f)	Reflects the conversion of 18,702 shares of Leafly Preferred Stock to approximately 6,141 shares New Leafly Common Stock at the Closing in accordance with the Merger Agreement.

(g)	Reflects the recapitalization of Leafly's equity and issuance of New Leafly Common Stock as consideration for the Mergers. Aggregate consideration to be paid in the Mergers is calculated based on an enterprise value of $385,000, with further adjustments in accordance with the terms of the Merger Agreement. The total Merger Consideration was apportioned between cash and New Leafly Common Stock as follows: (i) each issued and outstanding share of Leafly Common Stock (including shares of Leafly Common Stock issued upon conversion of the Notes) was automatically converted into the right to receive a number of Merger Shares equal to the Exchange Ratio and (ii) each issued and outstanding share of Leafly Preferred Stock was automatically converted into the right to receive a number of Merger Shares equal to the Exchange Ratio multiplied by the number of shares of Leafly Common Stock issuable upon conversion of such shares of Leafly Preferred Stock.

The Leafly shareholders described above received 35,434 shares of New Leafly Common Stock and no cash from Merida's trust account. Approximately $41,415 in cash was released from Merida's trust account at Closing (after giving effect to the redemption of 4,942 shares of Common Stock by holders who exercised their right to redeem their shares in January 2022). However, as described in footnote (a), at the Closing, $39,032 of cash released from the trust was deposited in escrow in accordance with the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and classified as restricted cash. The balance of the cash released from the trust was used to pay a subset of the transaction costs discussed in note (b). We have not adjusted the figures relating to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements for any immaterial sales subsequent to the Closing of shares covered by these agreements.

Additionally, the Leafly shareholders described above and Participants combined will receive on a pro rata basis a portion of up to 6,000 restricted shares of New Leafly Common Stock that will vest if New Leafly achieves certain earnout thresholds prior to the third anniversary of the Closing. These shares are excluded from the pro forma balance sheet adjustments because the shares are subject to forfeiture as of the Closing. See the sections entitled "Proposal No. 1 - The Business Combination Proposal - Structure of the Mergers - Consideration to Leafly Securityholders and Earnout Plan Participants" in the Proxy Statement/Prospectus/Consent Solicitation Statement and "Update to the Business Combination Proposal" in the Proxy Supplement for more details.

(h)	Reflects the reclassification of Merida's historical retained earnings to additional paid in capital as part of the Mergers.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are as follows:

(aa)
Reflects $1,367 of stock-based compensation expense for the vesting of 50% of the CEO's "Liquidity Event Option" immediately prior to close of the Mergers and $189 of stock-based compensation expense for the modification of the remaining 50% of the CEO's "Liquidity Event Option" immediately prior to close of the Mergers. See further discussion of the terms of these option awards in "Executive and Director Compensation of Leafly - 2020 Compensation of Named Executive Officers - Option Awards - Option Award Granted to Yoko Miyashita" in the Proxy Statement/Prospectus/Consent Solicitation Statement.

(bb)	Reflects the elimination of the Merida administrative service fee paid to the Sponsor that ceased.

(cc)	Reflects the elimination of interest income earned on Meridas trust account due to the release of trust funds to cash or the reduction in trust funds due to the redemption of redeemable stock.

(dd)	Reflects the elimination of $1,313 of interest expense on Leafly's outstanding convertible promissory notes that converted to stock upon the close of the Mergers. Also reflects, on the statements of operations, the addition of $3,583 of interest expense on the New Notes that were issued upon the close of the Mergers, including accretion of $331.

(ee)	Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In their historical periods, Leafly and Merida concluded that it is more likely than not that they will not recognize the benefits of federal and state net deferred tax assets and as a result established valuation allowances. For pro forma purposes, it is assumed that this conclusion will continue at and subsequent to the close date of the Mergers and as such, a 0% effective tax rate is reflected.

(ff)	Reflects the estimated change in fair value of the derivative liability for the shareholder agreements discussed in footnote (i) above, over their three month term, using the change in valuation between September 30, 2021 and December 31, 2021 as a proxy. Actual future changes in fair value are not estimable as of this date and may differ materially from this amount.
4. Loss per Share
Net loss per share was calculated using historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of the period presented.

Pro forma net loss	$(21,473)
Pro forma weighted average shares outstanding, basic and diluted	41,299
Pro forma net loss per share, basic and diluted	$(0.52)
The following table provides details of the weighted average shares outstanding in the table above:

Merida public stockholders(1)	4,160
Merida initial stockholders (including Sponsor and EarlyBirdCapital)(2)	1,667
Merida convertible noteholders	38
Total Merida	5,865
Leafly existing securityholders(3)	35,434
Pro forma weighted average shares outstanding, basic and diluted	41,299

(1)	Includes an aggregate of 28 sponsor shares transferred by Sponsor to public stockholders pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements. Also includes 3,861 shares subject to the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(2)	No sponsor shares were forfeited pursuant to the Sponsor Agreement. This row reflects that (a) of the 3,250 sponsor shares currently held by Sponsor, 1,625 sponsor shares (equal to 50% of the 3,250 sponsor shares issued to sponsor prior to Meridas initial public offering) vested upon the closing of the Mergers and (b) all 120,000 Representative Shares vested upon the closing of the Mergers, (c) 28 vested sponsor shares were transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 38 vested sponsor shares were transferred to the Note Investors pursuant to the 2022 Note Purchase Agreement.

(3)	Amount represents approximately 25,166 shares converted from Leafly Common Stock, 6,141 shares converted from Leafly Preferred Stock, and 4,128 shares converted from Leafly convertible notes.
The following potentially dilutive outstanding securities were excluded from the pro forma weighted average shares outstanding for the year ended December 31, 2021, because they are not participating securities and their effect would have been anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by December 31, 2021:

Earnout Shares	6,000	(1)
Merida private placement and public Warrants	10,451	(2)
Merida sponsor shares and Representative Shares that will be subject to earnout	1,625	(3)
Shares subject to potential conversion of the New Notes	2,400	(4)
Shares subject to outstanding Leafly stock options	3,726	(5)
Total potentially dilutive securities	24,202

(1)	Up to 6,000 shares of Common Stock may be issuable to Leafly securityholders and Participants in respect of the Earnout Shares. We cannot predict whether or to what extent any or all of the Earnout Shares will be issued.

(2)	Amount represents 10,451 Warrants outstanding at December 31, 2021.

(3)
Amount represents the 50% of sponsor shares that became subject to forfeiture per the conditions described under "Proposal No. 1 - The Business Combination Proposal - Related Agreements" upon closing of the Business Combination.

(4)	This amount represents 2,400 shares of New Leafly Common Stock potentially issuable upon conversion of the New Notes. The New Notes are convertible into shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date, which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the 2022 Note Purchase Agreement, the Sponsor agreed to transfer, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors.

(5)	Amount represents 11,349 options outstanding upon closing of the Mergers converted to options for New Leafly Common Stock using an exchange ratio of 0.3283.
Also excluded are any future grants of warrants, any grants of stock options beyond February 4, 2022 under existing or future incentive plans, or any further financing of Leafly.
Management's Adjustments
The tables below show the estimated incremental costs related to Leafly's change in status from a privately held company to a publicly traded company after the closing of the Business Combination. Management expects the company to incur additional costs, including higher director and officer insurance costs, costs for accounting and legal staff, and other costs of complying with SEC and other public company regulations. The estimated costs are presented below as if they had occurred on January 1, 2021, and the statutory tax rate used is 0%, consistent with note (ee) above. The adjustments shown below include those that Leafly's management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as Leafly transitions to being a public company.

($ in thousands, except per share amounts)	Net Loss	Basic and Diluted Loss per Share	Weighted Average Shares
For the Year Ended December 31, 2021
Pro forma combined(1)	$(21,473)	$(0.52)	41,299
Public company costs	9,052
Pro forma combined after managements adjustments	$(30,525)	$(0.74)	41,299

(1)	As shown in the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2021 in this 8-K.